UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2009

HOME SYSTEM GROUP
(Exact name of registrant as specified in its charter)

Nevada	000-49770	43-1954776
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Oceanic Industry Park
Sha Gang Highway, Gang Kou Town, Zhongshan City
Guangdong Province, P.R. China
(Address of principal executive offices)

347-624-5699 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As disclosed on the Current Report on Form 8-K by Home System Group, a Nevada corporation (the “Company”), filed on September 23, 2008, the Company entered into a Stock Purchase Agreement (the “Original Agreement”) on that date with Asia Forever Investment Limited (“Asia Forever”) and Asia Forever’s shareholders (the “Shareholders”), pursuant to which the Company agreed to acquire 100% of the ownership interests in Asia Forever from the Shareholders for RMB 270 million (approximately $39.5 million) (the “Purchase Price”).  On October 1, 2008, the Company completed its acquisition of Asia Forever.

Pursuant to the Original Agreement, the obligation to pay the Purchase Price is evidenced by non-interest-bearing, unsecured promissory notes (the “Notes”) delivered by the Company to each of the Shareholders at the closing.  Pursuant to the Notes, 25% of the Purchase Price was due and payable on December 31, 2008, and the remaining 75% was to be paid in three equal installments on June 30, 2009, December 31, 2009 and June 30, 2010, with the provision that all amounts due under the Notes would become immediately due and payable after an event of default.  At the closing of the acquisition of Asia Forever, the Company pre-paid part of the first installment due on December 31, 2008 under the Notes in the amount of RMB 55 million.  On June 30, 2009, the Company entered into a Supplement Agreement on Acquisition Payment (“Supplement Agreement”) with the Shareholders, which amended the payment terms as set forth in the Original Agreement.  Such revised payment terms would satisfy all payments due under the Notes for the December 31, 2008 and June 30, 2009 installments.

On December 18, 2009, the Company executed an amendment to the Notes (the “Amended Note”) to defer the final installment of the payment of the Purchase Price due on June 30, 2010 under the Notes that the Shareholders received in the Company’s acquisition of Asia Forever.  Pursuant to the Amended Note, the Shareholders agreed that the Company could defer the payment to them of RMB 67.5 million that was originally due on June 30, 2010 to June 30, 2011.  The Company will pay the Shareholders a total of $100 as consideration for this deferral.

A copy of the Amended Note described above is filed as Exhibits 10.1 and the above summary of the agreement is qualified in its entirety by reference to such Amended Note, which is incorporated herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No.1 to Senior Promissory Notes dated December 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME SYSTEM GROUP

Date: December 21, 2009	By:	/s/ Yu Lei
Yu Lei Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No.1 to Senior Promissory Notes dated December 18, 2009.